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                                                                       EXHIBIT 1

                                30,000,000 Shares

                          ARAMARK Worldwide Corporation

                              Class B Common Stock

                            ------------------------

                             Underwriting Agreement

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                                                                           , 200

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
   As representatives of the several Underwriters
     named in Schedule I hereto
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004



Ladies and Gentlemen:

     ARAMARK Worldwide Corporation, a Delaware corporation ("ARAMARK Worldwide"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 30,000,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 4,500,000 additional shares (the "Optional Shares") of Class B Common Stock ("Class B Stock") of ARAMARK Worldwide (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "Shares"). "Common Stock" refers to all shares of common stock, par value $0.01 per share, of ARAMARK Worldwide, and "Stock" refers to the capital stock of ARAMARK Worldwide. On the date hereof, "Company" shall refer to ARAMARK Corporation, a Delaware corporation ("ARAMARK"), and on each Time of Delivery (as defined in Section 5(a)), "Company" shall refer to the surviving company pursuant to the merger (the "Merger") between ARAMARK and ARAMARK Worldwide described in the Registration Statement (as defined in Section 1(a)).

     ARAMARK Worldwide and the Underwriters, in accordance with the requirements of Rule 2720 ("Rule 2720") of the National Association of Securities Dealers, Inc. (the "NASD") and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of Goldman, Sachs & Co. (the "Independent Underwriter") as a "qualified independent underwriter" within the meaning of Section 2(l) of Rule 2720 in connection with the offering and sale of the Shares.

     1. Each of ARAMARK Worldwide and ARAMARK represents and warrants to, and agrees with, each of the Underwriters and the Independent Underwriter that:
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          (a) A registration statement on Form S-1 (File No. 333-65226) (the
     "Initial Registration Statement") in respect of the Shares, and as a part thereof the form of prospectus relating to the distribution of the Shares in an underwritten public offering, has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than pre-effective amendments to the Initial Registration Statement and a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to ARAMARK Worldwide's or ARAMARK's knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such form of final prospectus relating to the distribution of the Shares in an underwritten public offering, in the form filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

          (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission;

          (c) The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective conforms, and the Prospectus and any amendments or supplements to the Prospectus when filed with the Commission under Rule 424(b) under the Act will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and the Registration Statement does not or will not, as of the applicable effective date as to the Registration Statement and any post-effective amendment thereto contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and as of the applicable filing date as to the Prospectus, and any amendment or supplement thereto, the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to ARAMARK Worldwide or ARAMARK by an Underwriter through Goldman, Sachs & Co. or J.P. Morgan Securities Inc. or by the Independent Underwriter expressly for use therein;

          (d) Neither the Company nor any of its subsidiaries listed on Schedule II (the "Material Subsidiaries") has sustained since the date of the latest audited financial statements included in the

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     Prospectus any loss or interference with its business that is material to the Company and its consolidated subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus (or any amendment or supplement thereto, if applicable); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock of the Company or long-term debt of the Company and its consolidated subsidiaries taken as a whole or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), management, stockholders' equity or results of operations of the Company and its consolidated subsidiaries taken as a whole (a "Material Adverse Change"), in each case otherwise than as set forth or contemplated in the Prospectus (or any amendment or supplement thereto, if applicable), provided, however, that the representation made in this Section 1(d), to the extent it relates to the portion of the representation that there is not any development involving a prospective material adverse change, shall not be the basis of any claim by the Underwriters against ARAMARK Worldwide or ARAMARK in the event the Offering does not close, provided, further, that this proviso in no way limits the Underwriters' rights and remedies under Section 10.

          (e) The Company and the Material Subsidiaries have good and marketable title to all real property owned by them, free and clear of all liens, encumbrances and defects except such as (1) are described in the Prospectus or in a document filed as an exhibit to the Registration Statement, (2) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Material Subsidiaries or (3) would not have any material change in the capital stock of the Company or long-term debt of the Company and its consolidated subsidiaries taken as a whole or any material adverse change in or affecting the condition (financial or otherwise), management, stockholders' equity or results of operations of the Company and its consolidated subsidiaries taken as a whole (a "Material Adverse Effect"), otherwise than as set forth or contemplated in the Prospectus (or any amendment or supplement thereto, if applicable); and any real property and buildings held under lease by the Company and the Material Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as (i) do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and the Material Subsidiaries or (ii) would not have a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus (or any amendment or supplement thereto, if applicable);

          (f) Each of ARAMARK Worldwide and ARAMARK has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases real properties or maintains an office, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect otherwise than as set forth or contemplated in the Prospectus (or any amendment or supplement thereto, if applicable); and each Material Subsidiary of the Company is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

          (g) The Company has an authorized capitalization as set forth in the Prospectus, and upon completion of the Merger, all of the issued shares of capital stock of the Company will be duly and validly authorized and issued, will be fully paid and non-assessable and conform in all material respects

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     to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in the Prospectus or in Schedule II hereto) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

          (h) The unissued Shares to be issued and sold by ARAMARK Worldwide to the Underwriters on the terms and subject to the conditions herein have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Class B Stock contained in the Prospectus;

          (i) The issue and sale of the Shares by ARAMARK Worldwide hereunder and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (1) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Material Subsidiaries is a party or by which the Company or any of the Material Subsidiaries is bound or to which any of the material property or assets of the Company or any of the Material Subsidiaries is subject, (2) nor will such action result in any violation of (i) the provisions of the Certificate of Incorporation or By-laws of the Company or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Material Subsidiaries or any of their material properties, except in the case of each of clause (1) and (2)(ii) for such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect otherwise than as set forth or contemplated in the Prospectus (or any amendment or supplement thereto, if applicable), and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, registration under the Act of the Stock in connection with the Merger, such consents, approvals, authorizations, registrations or qualifications as may be required to commence or consummate the Tender Offer (as defined below) and as set forth in Schedule IV hereto.

          (j) Neither the Company nor any of the Material Subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its material properties may be bound, except in the case of clause (ii) for any default which would not have a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus (or any amendment or supplement thereto, if applicable);

          (k) The statements set forth in the Prospectus under the caption "Description of Capital Stock, Certificate of Incorporation and Bylaws", insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "Certain Income Tax Consequences", "Transactions In Our Old Common Stock" and "Description of Indebtedness", insofar as they purport to describe the provisions

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     of the laws and documents, as applicable, referred to therein, are accurate and fairly present in all material respects the information that is required to be described therein under the Act;

          (l) Other than as set forth or contemplated in the Prospectus (or any supplement or amendment thereto, if applicable), there are no legal or governmental proceedings pending to which the Company or any of the Material Subsidiaries is a party or of which any property of the Company or any of the Material Subsidiaries is the subject which, if determined adversely to the Company or any of the Material Subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to ARAMARK Worldwide's or ARAMARK's knowledge, no such proceedings are threatened by governmental authorities or threatened by others;

          (m) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

          (n) Arthur Andersen LLP, who have certified certain consolidated financial statements of ARAMARK Worldwide and ARAMARK, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

     2. Subject to the terms and conditions herein set forth, (a) ARAMARK Worldwide agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from ARAMARK
Worldwide, at a purchase price per share of $........................, the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, ARAMARK Worldwide agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from ARAMARK Worldwide, at the purchase price per share set forth in clause (a) of this
Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

     ARAMARK Worldwide hereby grants to the Underwriters the one time right to purchase at their election up to ............ Optional Shares, at the purchase price per share set forth in the paragraph above, for the purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to ARAMARK Worldwide, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and ARAMARK Worldwide otherwise agree in writing, earlier than two or later than ten Business Days after the date of such notice. The Underwriters hereby represent and warrant to, and agree with, ARAMARK Worldwide that the election to purchase Optional Shares shall only be in respect of net syndicate short positions (as defined in Regulation M of the Act).

     3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

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     4.   (a) ARAMARK Worldwide hereby confirms its engagement of the services of the Independent Underwriter as, and the Independent Underwriter hereby confirms its agreement with ARAMARK Worldwide to render services as, a "qualified independent underwriter" within the meaning of Section 2(o) of Rule 2720 with respect to the offering and sale of the Shares.

     (b) The Independent Underwriter hereby represents and warrants to, and agrees with, ARAMARK Worldwide and the Underwriters that with respect to the offering and sale of the Shares as described in the Prospectus:

          (i) The Independent Underwriter constitutes a "qualified independent underwriter" within the meaning of Section 2(o) of Rule 2720;

          (ii) The Independent Underwriter has participated in the preparation of the Registration Statement and the Prospectus and has exercised the usual standards of "due diligence" in respect thereto;

          (iii) The Independent Underwriter has undertaken the legal responsibilities and liabilities of an underwriter under the Act specifically including those inherent in Section 11 thereof;

          (iv) Based upon (A) a review of the Company, including an examination of the Registration Statement, information regarding the earnings, assets, capital structure and growth rate of the Company and other pertinent financial and statistical data, (B) inquiries of and conferences with the management of the Company and its counsel and independent public accountants regarding the business and operations of the Company, (C) consideration of the prospects for the industries in which the Company competes, estimates of the business potential of the Company, assessments of its management, the general condition of the securities markets, market prices of the capital stock and debt securities of, and financial and operating data concerning, companies believed by the Independent Underwriter to be comparable to the Company or business segments of the Company and the demand for securities of comparable companies similar to the Shares, and (D) such other studies, analyses and investigations as the Independent Underwriter has deemed appropriate, and assuming that the offering and sale of the Shares is made as contemplated herein and in the Prospectus, the Independent Underwriter recommends, as of the date of the execution and delivery of this Agreement, that based on the Company's future prospects and its industries in general, its sales, earnings and other financial and operating information in recent periods and the price to earnings ratio, market prices of securities and other financial and operating information of companies engaged in activities similar to those of the Company, the public offering price for each Share be not more than
     $....... ;

          (v) Subject to the provisions of Section 8 hereof, the Independent Underwriter will furnish to the Underwriters at the Time of Delivery a letter, dated the Time of Delivery, in form and substance satisfactory to the Underwriters, to the effect of clauses (i) through (iv) above.

     (c) The Independent Underwriter hereby agrees with ARAMARK Worldwide and the Underwriters that, as part of its services hereunder, in the event of any amendment or supplement to the Prospectus, the Independent Underwriter will render services as a "qualified independent underwriter" within the meaning of
Section 2(l) of Rule 2720 with respect to the offering and sale of the Shares as described in the Prospectus as so amended or supplemented that are substantially the same as those services being rendered with respect to the offering and sale of the Shares as described in the Prospectus (including those described in subsection (b) above). The Independent Underwriter will have no responsibility with respect to the sale of Shares in market-making transactions as described therein.

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     (d)  ARAMARK Worldwide, the Underwriters and the Independent Underwriter
agree to comply in all material respects with all of the requirements of Rule 2720 applicable to them in connection with the offering and sale of the Shares. ARAMARK Worldwide agrees to cooperate with the Underwriters and the Independent Underwriter to enable the Underwriters to comply with Rule 2720 and the Independent Underwriter to perform the services contemplated by this Agreement.

     (e) As compensation for the services of the Independent Underwriter hereunder, ARAMARK Worldwide agrees to pay the Independent Underwriter $10,000 at the Time of Delivery.

     5. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. and J.P. Morgan Securities Inc. may request upon at least forty-eight hours' prior notice to ARAMARK Worldwide, shall be delivered by or on behalf of ARAMARK Worldwide to Goldman, Sachs & Co. and J.P. Morgan Securities Inc., through the facilities of The Depository Trust Company ("DTC") for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. and J.P. Morgan Securities Inc. at least forty-eight hours in advance. ARAMARK Worldwide will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on ............., 200_ or such other time and date as Goldman, Sachs &
Co., J.P. Morgan Securities Inc. and ARAMARK Worldwide may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. and J.P. Morgan Securities Inc. in the written notice given pursuant to Section 2 by Goldman, Sachs & Co. and J.P. Morgan Securities Inc. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., J.P. Morgan Securities Inc. and ARAMARK Worldwide may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents reasonably requested by the Underwriters pursuant to Section 8(p) hereof, will be delivered at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the Business Day next preceding such Time of Delivery, or such other time or location as Goldman, Sachs & Co., J.P. Morgan Securities Inc. and ARAMARK Worldwide agree upon, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

     6. ARAMARK Worldwide and ARAMARK agrees with each of the Underwriters and with the Independent Underwriter:

     (a) To prepare the Prospectus in a form reasonably approved by Goldman, Sachs & Co. and J.P. Morgan Securities Inc. and to file the Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second Business Day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make

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no further amendment or any supplement to the Registration Statement or
Prospectus which shall be reasonably disapproved by you or the Independent Underwriter (unless such amendment or supplement is required by law) promptly after reasonable notice thereof; to advise you and the Independent Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you and the Independent Underwriter with copies thereof; to cause the Registration Statement to remain in effect as to the Shares for so long as we may reasonably deem necessary in order to complete the distribution of the Shares; to advise you and the Independent Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction if ARAMARK Worldwide receives notice thereof, of the initiation or threatening of any proceeding for any such purpose if ARAMARK Worldwide receives notice thereof, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the effectiveness of the Registration Statement or suspending any such qualification, promptly to use commercially reasonable best efforts to obtain the withdrawal of such order;

     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions as you may reasonably designate for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith ARAMARK Worldwide shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or take any action that would subject ARAMARK Worldwide to taxation in any jurisdiction where it is not now so subject;

     (c) Prior to 10:00 A.M. New York City time, on the Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters and the Independent Underwriter with copies of the Prospectus in New York City in such quantities as you and the Independent Underwriter may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with any offering or sale of the Shares by us and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Registration Statement or the Prospectus, to notify you and the Independent Underwriter and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act which will correct such statement or omission or effect such compliance and to furnish, at the expense of such Underwriters, to the Underwriters and to any dealer in securities as many copies as you may from time to time reasonably request of such amended Registration Statement or amended Prospectus or supplement;

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     (d)  To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), a consolidated earnings statement of ARAMARK Worldwide (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of ARAMARK Worldwide, Rule 158);

     (e) For a period of 180 days after the date of this Agreement, without the prior written consent of Goldman, Sachs & Co. and J.P. Morgan Securities Inc., to not, and to not take any action to enable or recognize any attempt by its directors and executive officers and all its existing or subsequent stockholders, directly or indirectly, to offer to sell, contract to sell or sell or otherwise dispose of, or announce the offering of any shares of Class A-1 common stock, Class A-2 common stock, Class A-3 common stock, Class B-1 common stock, Class B-2 common stock or Class B-3 common stock (collectively, "Applicable Common Stock") or securities convertible into or exchangeable or exercisable for shares of Applicable Common Stock, except for (i) offers to sell, contracts to sell, sales or other disposal of, or announcement of the offer of up to 1,000,000 shares of Applicable Common Stock or securities convertible into or exchangeable for up to 1,000,000 shares of Applicable Common Stock held by specified charitable organizations, including foundations, schools, colleges, universities, charitable remainder trusts and charitable lead trusts, after a period of 90 days after the date of this Agreement, (ii) transfers by Mr. Neubauer of up to 1,500,000 shares to private or public foundations or charities that have indicated they do not presently intend to dispose of and have no distribution obligations that would require a distribution of such shares for a period of 180 days after the date of this Agreement; (iii) transfers to ARAMARK Worldwide or any of its subsidiaries; (iv) issuances by ARAMARK Worldwide of shares of Applicable Common Stock, or securities convertible into or exchangeable or exercisable for shares of Applicable Common Stock, provided that the aggregate number of such shares of Applicable Common Stock, together with any shares of unrestricted Class B Stock referred to in Section 6(f)(i), does not exceed 15% of the shares of Common Stock then outstanding in connection with one or more acquisitions of third party shares or assets (including without limitation by way of merger or consolidation) where the recipient agrees (or such shares by their terms provide) that the recipient will not, directly or indirectly, offer to sell, contract to sell, sell or otherwise dispose of, or announce the offering of any such shares or securities convertible into or exchangeable for such shares for at least the later of 90 days after the date of issuance of such shares or for a period of 180 days after the date of this Agreement; (v) transfers upon the death of an employee in order to pay any estate taxes and expenses on a date as close as practicable to the tax payment date; (vi) issuances and distributions of and exercises (including stock for stock and stock for taxes exercises) for shares of Applicable Common Stock or securities convertible into or exchangeable for shares of Stock in connection with the benefit plans described in the Prospectus, which in each case shall be issued in or be exercisable for as nearly as practicable equal amounts of Class A-1 common stock, Class A-2 common stock and Class A-3 common stock or Class B-1 common stock, Class B-2 common stock and Class B-3 common stock and the filing of the related registration statements on Form S-8; (vii) transfers to and among any spouse, children, grandchildren, parents, siblings, cousins, nieces, nephews, sons-in-law and daughters-in-law of holders of Applicable Common Stock and entities (including trusts, partnerships and limited liability companies) established for estate planning or educational purposes, subject to the transfer restrictions of the shares of Applicable Common Stock that are transferred and subject to any person that is not a resident in the household of the transferee signing a document in the form of Annex III hereof; (viii) bona fide pledges to ARAMARK Worldwide, a commercial bank or savings and loan institution and any other lending or financial institution as security for indebtedness of the holder of the shares of Applicable Common Stock being pledged, provided such pledgee shall be bound by the applicable transfer restrictions; (ix) transfers to charitable organizations, including foundations, primary schools, high schools, colleges, universities, charitable remainder trusts, charitable lead trusts and any charitable organizations which are described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, subject to the transfer restriction of the shares of Applicable Common Stock that are transferred; (x) with the prior written consent of Goldman, Sachs & Co. or J.P. Morgan Securities Inc., transfers, or actions taken to enable or recognize such transfers, pursuant to a voting, tender or like agreement or arrangement related to a business combination approved by the board of directors; and (xi) the exchange or conversion of (x) shares of Class A-1 common stock for shares of Class B-1 common stock, (y) shares of Class A-2 common stock for shares of Class B-2 common stock and (z) shares of Class A-3 common stock for shares of Class B-3 common stock ((i) through (xi) collectively, the "Permitted Transfers").

     (f) For a period of 180 days after the date of this Agreement, without the prior written consent of Goldman, Sachs & Co. and J.P. Morgan Securities, Inc., not to, directly or indirectly, offer to sell, contract to sell, sell or otherwise dispose of, or announce the offering of, any shares of unrestricted Class B Stock of ARAMARK Worldwide or securities convertible into or exchangeable or exercisable for shares of unrestricted Class B Stock of ARAMARK Worldwide, except for (i) issuances by ARAMARK Worldwide of shares of unrestricted Class B Stock or securities convertible into or exchangeable or exercisable for shares of unrestricted Class B Stock, provided that in such case the number of such shares of unrestricted Class B Stock, together with any shares of Applicable Common Stock referred to in Section 6(e)(iv) does not exceed 15% of the shares of Common Stock then outstanding in connection with one or more acquisitions of third party shares or assets (including, without limitation, by way of merger or consolidation) where the recipient agrees (or such shares by their terms provide) that the recipient will not, directly or indirectly, offer to sell, contract to sell, sell or otherwise dispose of, or announce the offering of any such shares or securities convertible or exchangeable for such shares for at least the later of 90 days after the date of issuance of such shares or for a period of 180 days after the date of this Agreement; (ii) issuances and distributions of and exercises (including stock for stock and stock for taxes exercises) for shares of unrestricted Class B Stock or securities convertible into or exchangeable for shares of unrestricted Class B Stock in connection with the benefit plans described in the Prospectus and the filing of the related registration statements on Form S-8; and (iii) with the prior written consent of Goldman, Sachs & Co. or J.P. Morgan Securities Inc., transfers, or actions taken to enable or recognize such transfers, pursuant to a voting, tender or like agreement or arrangement related to a business combination approved by the board of directors;

     (g) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds", including with respect to the limitations on repurchases of Stock, although the parties hereto agree that the commencement and completion of the Stock Buyback (as described in the Registration Statement) is at the sole election of the Company;

     (h) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange");

     (j) If ARAMARK Worldwide elects to rely upon Rule 462(b), ARAMARK Worldwide shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and ARAMARK Worldwide shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

     (k) To effect the Merger and conduct the tender offer (the "Tender Offer") in the manner set forth in the Prospectus and the related proxy statement, including the limitations on the percentage of Shares that may be purchased in the Tender Offer and the percentage of the gross proceeds from the offering that may be used in the Tender Offer, subject (x) in the case of the Merger, to the conditions set forth in the proxy statement/prospectus included in ARAMARK Worldwide's Registration Statement on Form S-4 (File No. 333-65228) and to the conditions set forth in the merger agreement included as an exhibit to such registration statement and (y) to the Tender Offer to be commenced and completed at the sole discretion of the Company; and

     (l) For 180 days from the date of this Agreement, (1) not to release any transfer restrictions on shares of Applicable Common Stock other than as contemplated in the Certificate of Incorporation substantially in the form filed as an exhibit to the Registration Statement (the "Certificate of Incorporation") without the prior written consent of both Goldman, Sachs & Co. and J.P. Morgan Securities Inc.; (2) not to amend Article Fifth, Sections 3, 6, 7, 8, 10, 11 and 15 of the Certificate of Incorporation; (3) to use commercially reasonable efforts to cause all transfer agents to block any attempted transfers in violation of the Certificate of Incorporation; (4) to use commercially reasonable efforts to cause The Depository Trust Company to keep a notation about the transfer restrictions on shares of Applicable Common Stock; (5) to issue stock certificates only with transfer restriction legends in the form of
Schedule IV for any shares of Applicable Common Stock; and (6) to maintain and use commercially reasonable efforts to enforce the corporate policy set forth in Annex IV hereto.

     7. Each of ARAMARK Worldwide and ARAMARK covenants and agrees with the several Underwriters and the Independent Underwriter that, unless otherwise agreed, ARAMARK Worldwide will pay or cause to be paid the following: (i) the fees, disbursements and expenses of ARAMARK Worldwide's and ARAMARK's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters, the Independent Underwriter and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, if any, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey not to exceed $15,000; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares;
(vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incurred by ARAMARK Worldwide or ARAMARK incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own out of pocket costs and expenses, including transportation (other than transportation provided by ARAMARK's aircraft or by aircraft chartered for use by ARAMARK) and living expenses of their representatives in connection with the roadshow, the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     8. The respective obligations of the Underwriters and the Independent Underwriter hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that ARAMARK Worldwide and ARAMARK shall have performed all of their respective obligations hereunder theretofore to be performed, the condition (in the case of the

Underwriters) that the Independent Underwriter shall have furnished to the Underwriters the letter referred to in clause (v) of Section 4(b) hereof and the following additional conditions:

     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; if ARAMARK Worldwide has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have been filed by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission;

     (b) Cravath, Swaine & Moore, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (c) Simpson Thacher & Bartlett, counsel for ARAMARK Worldwide and ARAMARK, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

          (i) ARAMARK Worldwide has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to conduct its business as described in the Prospectus;

          (ii) All of the issued shares of common stock of ARAMARK Worldwide (including the Shares being delivered at such Time of Delivery) have been duly authorized and all outstanding shares of ARAMARK Worldwide's common stock have been and, upon payment and delivery in accordance with this Agreement, the Shares will be validly issued, fully paid and nonassessable;

          (iii) The statements made in the Prospectus under the caption "Description of Capital Stock, Certificate of Incorporation and Bylaws" and "Certain Income Tax Consequences", insofar as they purport to constitute summaries of the terms of ARAMARK Worldwide's common stock (including the Shares), and tax matters, constitute accurate and complete summaries of the terms of such common stock and tax matters in all material respects;

          (iv) Each Material Subsidiary incorporated in New York or Delaware is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and each such subsidiary has full corporate power and authority to conduct its business as described in the Registration Statement. All of the issued shares of capital stock of each Material Subsidiary incorporated in New York or Delaware have been duly and validly authorized and issued, are fully paid and nonassessable and (except for director's qualifying shares and except as otherwise set forth in the Prospectus), based solely on an examination of each such subsidiary's stock ledger and minute books and an examination of the share certificates, if any, all such shares are owned of record by ARAMARK Worldwide and/or a subsidiary of ARAMARK Worldwide, free of any adverse claims (within the meaning of the Uniform Commercial Code as in effect in the State of New
     York);

          (v) This Agreement has been duly authorized, executed and delivered by ARAMARK Worldwide and ARAMARK;

          (vi) The issue and sale of the Shares being delivered at such Time of Delivery by ARAMARK Worldwide and the compliance by ARAMARK Worldwide and ARAMARK with all of the provisions of this Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on Annex B hereto, nor will such action violate the Certificate of Incorporation or By-laws of ARAMARK Worldwide or any federal or New York statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware General Corporation Law or any order, known to such counsel issued pursuant to any federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body having jurisdiction over ARAMARK Worldwide or any of its subsidiaries or any of their properties;

          (vii) No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Shares by ARAMARK Worldwide and the compliance by ARAMARK Worldwide and ARAMARK with all of the provisions of this Agreement, except for the registration under the Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

          (viii) ARAMARK Worldwide is not an "investment company", as such term is defined in the Investment Company Act;

          (ix) To such counsel's knowledge, there are no statutes or pending or threatened legal or governmental proceedings to which ARAMARK Worldwide, ARAMARK or any of the Material Subsidiaries is a party, required to be described in the Prospectus which are not described as required, or any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

          (x) To our knowledge, ARAMARK Worldwide is not in violation of its Certificate of Incorporation or By-laws; and

          (xi) The Registration Statement, as of its effective date, and the Prospectus, as of _______, 200_ and the First Time of Delivery, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder, except that in each case they express no opinion with respect to the financial statements or other financial data contained in the Registration Statement or the Prospectus and they have no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus as of ______, 200_ and the First Time of Delivery contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case they express no belief with respect to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

          In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside the United States.

     (d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Arthur Andersen LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

     (e) (i) Neither the Company nor its consolidated subsidiaries, taken as a whole, shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would have a Material Adverse Change otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any material change in the capital stock of the Company or long-term debt of the Company and its consolidated subsidiaries, taken as a whole, or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), management, stockholders' equity or results of operations of the Company and its consolidated subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

     (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

     (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iv) the outbreak of new hostilities or escalation of existing hostilities involving the United States or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis; or (v) the occurrence of an adverse change in the existing financial, political or economic conditions in or affecting the United States, if the effect of any such event specified in clause (iv) or (v) in the judgment of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

     (h) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

     (i) The Company shall have caused its directors, executive officers and stockholders that own 5% or more of the Stock (other than the 401(k) Plans) to agree with the Underwriters to a lock-up agreement substantially in the form attached as Schedule III;

     (j) The Amended and Restated Stockholders' Agreement dated as of December 14, 1994 shall have been terminated;

     (k) The Employment Agreement dated _____ between ARAMARK and Mr. Joseph Neubauer shall have been amended in a manner consistent with the Prospectus;

     (l) The Registration Rights Agreement between the Company and Mr. Joseph Neubauer shall be in effect;

     (m)  The Merger shall have occurred;

     (n) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement;

     (o) The Neubauer Family Foundation [and ________] shall each have delivered a letter substantially to the effect that, although such entity is free to sell the 1,500,000 shares of Stock given to it by Mr. Joseph Neubauer, it has no present intention to dispose of and no distribution obligation that would require a distribution of such Stock for a period of 180 days from the date of this Agreement and it does not have existing funding requirements that would require any such sale; and

     (p) The Company shall have furnished or caused to be furnished to you at such Time of Delivery a certificate of the Chief Financial Officer of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

     9. The Independent Underwriter hereby consents to the references to it as set forth under the caption "Underwriting" in the Prospectus and in any amendment or supplement thereto made in accordance with Section 6(a) hereof.

     10. (a) Each of ARAMARK Worldwide and ARAMARK will jointly and severally indemnify and hold harmless each Underwriter and the Independent Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Independent Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter or the Independent Underwriter, as the case may be, for any legal or other expenses reasonably incurred by such Underwriter or the Independent Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that ARAMARK Worldwide and ARAMARK shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to ARAMARK Worldwide by any Underwriter through Goldman, Sachs & Co. or J.P. Morgan Securities Inc. or the Independent Underwriter expressly for use therein or constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 9 hereof.

     (b) Each Underwriter will indemnify and hold harmless each of ARAMARK Worldwide and ARAMARK and the Independent Underwriter, as the case may be, against any losses, claims, damages or liabilities to which ARAMARK Worldwide, ARAMARK and the Independent Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to ARAMARK Worldwide or ARAMARK by such Underwriter through Goldman, Sachs & Co. or J.P. Morgan Securities Inc. expressly for use therein; and will reimburse each of ARAMARK Worldwide and ARAMARK and the Independent Underwriter, as the case may be, for any legal or other expenses reasonably incurred by ARAMARK Worldwide, ARAMARK and the Independent Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) The Independent Underwriter will indemnify and hold harmless each of ARAMARK Worldwide and ARAMARK and their respective officers and directors and each Underwriter against any losses, claims, damages or liabilities to which each of ARAMARK Worldwide and ARAMARK or such Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Independent Underwriter expressly for use therein or constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 9 hereof; and will reimburse each of ARAMARK Worldwide, ARAMARK or each Underwriter, as the case may be, for any legal or other expenses reasonably incurred by each of ARAMARK Worldwide, ARAMARK or each Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

     (d)  Promptly after receipt by an indemnified party under subsection (a),
(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; the omission so to notify the indemnifying party shall relieve it from any liability which it may have to any indemnified party under subsection (a), (b) and (c) above, but such omission shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsections. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. In addition, the indemnifying party shall not be liable for any settlement of an action or claim for monetary damages which an indemnified party may effect without the consent of the indemnifying party, which consent shall not be unreasonably withheld.

     (e) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a),
(b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by ARAMARK Worldwide and ARAMARK on the one hand and the Underwriters on the other hand from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each party to this agreement in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by ARAMARK Worldwide and ARAMARK on the one hand and the Underwriters and the Independent Underwriter on the other hand shall be deemed to be in the same proportion as the total net proceeds from the underwritten public offering of the Shares purchased under this Agreement (before deducting expenses) received by ARAMARK

Worldwide bear to the total underwriting discount and commissions payable to the Underwriters as set forth in the table on the cover page of the Prospectus and the fee payable to the Independent Underwriter pursuant to the first sentence of
Section 4(e) hereof, respectively, bear to the sum of the total proceeds from the sale of the Shares (before deducting expenses) in the underwritten public offering and the fee payable to the Independent Underwriter pursuant to the first sentence of Section 4(e) hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by ARAMARK Worldwide and ARAMARK on the one hand or the Underwriters and the Independent Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. ARAMARK Worldwide, ARAMARK, the Underwriters and the Independent Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters and the Independent Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter nor the Independent Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public, and the Independent Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by the Underwriters and distributed to the public were offered to the public, exceeds the amount of any damages which such Underwriter or the Independent Underwriter, as the case may be, have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (f) The obligations of ARAMARK Worldwide and ARAMARK under this Section 10 shall be in addition to any liability which ARAMARK Worldwide and ARAMARK may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the Independent Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director of ARAMARK Worldwide and ARAMARK (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of ARAMARK Worldwide) and to each person, if any, who controls ARAMARK Worldwide, ARAMARK or the Independent Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Independent Underwriter under this Section 10 shall be in addition to any liability which the Independent Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of ARAMARK Worldwide or ARAMARK (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of ARAMARK Worldwide) and to each person, if any, who controls ARAMARK Worldwide, ARAMARK or any Underwriters within the meaning of the Act or the Exchange Act.

     11. (a) If any Underwriter shall default in its obligation to purchase the Shares, which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then ARAMARK Worldwide shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify ARAMARK Worldwide that you have so arranged for the purchase of such Shares, or ARAMARK Worldwide notifies you that it has so arranged for the purchase of such Shares, you or ARAMARK Worldwide shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and ARAMARK Worldwide agrees to file promptly any amendments to the Registration Statement or supplements to the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and ARAMARK Worldwide as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then ARAMARK Worldwide shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and ARAMARK Worldwide as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if ARAMARK Worldwide shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of ARAMARK Worldwide to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or ARAMARK Worldwide, except for the expenses to be borne by ARAMARK Worldwide and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in
Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     12. The respective indemnities, agreements, representations, warranties and other statements of ARAMARK Worldwide and ARAMARK and the several Underwriters and the Independent Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, the Independent Underwriter or any controlling person of any Underwriter, the Independent Underwriter or ARAMARK Worldwide or ARAMARK, or any officer or director or controlling person of ARAMARK Worldwide or ARAMARK, and shall survive delivery of and payment for the Shares.

     13. If this Agreement shall be terminated pursuant to Section 11 hereof, ARAMARK Worldwide and ARAMARK shall not then be under any liability to any Underwriter or the Independent Underwriter except as provided in Sections 7 and 10 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, ARAMARK Worldwide will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but ARAMARK Worldwide and ARAMARK shall then be under no further liability to any Underwriter or the Independent Underwriter in respect of the Shares not so delivered.

     14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. or J.P. Morgan Securities Inc. on behalf of you as the representatives.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department, with a copy to J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10017, Attention: Syndicate Department; if to the Independent Underwriter shall be delivered or sent by mail, letter or facsimile transmission to Goldman, Sachs & Co., 32 Old Slip, 21st floor, New York, New York 10005,
Attention: Registration Department; and if to ARAMARK Worldwide or ARAMARK shall be delivered or sent by mail, telex or facsimile transmission to the address of ARAMARK Worldwide set forth in the Registration Statement, Attention: Bart J. Colli, General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

     15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Independent Underwriter, ARAMARK Worldwide, ARAMARK and, to the extent provided in Sections 10 and 12 hereof, the officers and directors, of ARAMARK Worldwide and ARAMARK and each person who controls (within the meaning of the Act or the Exchange Act) ARAMARK Worldwide, ARAMARK, the Independent Underwriter, any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     16. Time shall be of the essence of this Agreement. As used herein, the term "Business Day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters and the Independent Underwriter, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Independent Underwriter and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (U.S. Version), the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                       Very truly yours,

                                       ARAMARK Worldwide Corporation

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       ARAMARK Corporation

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.


By:
   -------------------------------------
    Name :
    Title:


J.P. Morgan Securities Inc.



By:
   -------------------------------------
    Name :
    Title:

On behalf of each of the Underwriters

                                   SCHEDULE I
                                                             Number of Optional
                                                                Shares to be
                                          Total Number of       Purchased if
                                            Firm Shares        Maximum Option
                   Underwriters           To be Purchased         Exercised
                   ------------           ---------------   --------------------

Goldman, Sachs & Co.....................
J.P. Morgan Securities Inc..............
Morgan Stanley & Co. Incorporated.......
Salomon Smith Barney Inc................
First Union Securities, Inc.............